Borden Ladner Gervais LLP Scotia Plaza, 40 King St W Toronto, ON, Canada M5H 3Y4 T 416.367.6000 F 416.367.6749 blg.com

September 12, 2016

Board of Directors
Tanzanian Royalty Exploration Corporation
44th Floor, Scotia Plaza

40 King Street West

Toronto, Ontario

A6 M5H 3Y4

Dear Madame and Sirs:

Re:

Tanzanian Royalty Exploration Corporation

Registration Statement on Form F-3

You have requested our opinion with respect to certain legal matters in connection with the filing under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") by Tanzanian Royalty Exploration Corporation, a corporation formed under the Business Corporations Act (Alberta) (the "Company"), of a Registration Statement on Form F-3 (the “Registration Statement”) relating to the resale from time to time by the Selling Shareholder named in the Registration Statement of up to 14,510,603 Common Shares, without par value, both previously issued by way of private placement, and underlying certain Notes and Warrants, as such terms are defined the Registration Statement.  The Common Shares consist of 1,840,400 Common Shares issued on September 1, 2016 by way of private placement, up to 7,219,869 Common Shares that may be issued in connection with the conversion of Notes and up to 5,450,334 Common Shares that may be issued upon the exercise of outstanding Warrants as described in the Registration Statement.

In connection with this opinion, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company.  We have assumed without investigation the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, the accuracy and completeness of all records made available to us by the

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Company, and that all offers and sales of the Common Shares will be made in compliance with the securities laws of the states having jurisdiction thereof.

We are qualified to carry on the practice of law in the Province of Alberta. Our opinion below is expressed only with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein (“Applicable Laws”).  We express no opinion with respect to the laws of any other jurisdiction.  The opinions expressed herein are given on the basis of the Applicable Laws as they exist on the date hereof.  We can give no assurance that a prospective transaction will not be affected by future amendments to, or by regulations, rules, orders, rulings, policy statements or interpretation notices made or issued pursuant to Applicable Laws.  We assume no responsibility to update our opinions if Applicable Laws are, subsequent to the date hereof, amended, revoked, revised or supplemented in any way which impacts on the opinions contained herein.

Whenever our opinion refers to Common Shares, whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Corporation by virtue of its status as holder of such shares either in order to complete payment for the shares, to satisfy claims of creditors or otherwise.  No opinion is expressed as to the adequacy of any consideration received.

Based on the foregoing, it is our opinion that:

a)

the Common Shares issued by way of private placement on September 1, 2016, and

b)

the Common Shares issuable upon the conversion of the Notes or the exercise of Warrants, when issued and delivered in accordance with the Securities Purchase Agreement and Warrant agreements in the manner and for the consideration stated therein, when sold by the Selling Shareholder, will be validly issued as fully paid and non-assessable common shares of the Company.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours truly,

/s/ Borden Ladner Gervais LLP

Borden Ladner Gervais LLP

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